Exhibit 99

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Splunk Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 7, 2013

JK&B Capital IV, L.P.	/s/ Nancy O’Leary
By: JK&B Management IV, L.P.,	Nancy O’Leary
Its General Partner	Attorney-In-Fact
By: JK&B Capital IV, L.L.C.,
Its General Partner

JK&B Capital IV QIP, L.P.	/s/ Nancy O’Leary
By: JK&B Management IV, L.P.,	Nancy O’Leary
Its General Partner	Attorney-In-Fact
By: JK&B Capital IV, L.L.C.,
Its General Partner

JK&B Management IV, L.P.	/s/ Nancy O’Leary
By: JK&B Capital IV, L.L.C.,	Nancy O’Leary
Its General Partner	Attorney-In-Fact

JK&B Capital IV, L.L.C.	/s/ Nancy O’Leary
Nancy O’Leary
Attorney-In-Fact

David Kronfeld	/s/ Nancy O’Leary
Nancy O’Leary
Attorney-In-Fact